Exhibit 99.1

For Immediate Release

CONTACT:

Investors/Media:	Investors:
Blaine Davis	Jonathan Neely
(484) 216-7158	(484) 216-7158

ENDO HEALTH SOLUTIONS ANNOUNCES RECEIPT OF REQUISITE CONSENTS AND EXPIRATION OF CONSENT SOLICITATIONS RELATING TO ITS
7% SENIOR NOTES DUE 2019, 7.00% SENIOR NOTES DUE 2020 AND
7¼% SENIOR NOTES DUE 2022

MALVERN, Pa. – Nov. 27, 2013 – Endo Health Solutions (Nasdaq: ENDP) (“Endo”) today announced that, as reported by the tabulation agent, the requisite holders of its senior notes listed below (collectively the “Notes”) had consented to the proposed amendments to the indentures governing the Notes (the “Proposed Amendments”), upon the terms and subject to the conditions set forth in the Consent Solicitation Statement, dated November 19, 2013 (the “Statement”).

Series of Notes	CUSIP	Outstanding Principal Amount	Consents Received	Percentage
7% Senior Notes due 2019	29264F AG1	$500,000,000	$485,445,000	97.1%
7.00% Senior Notes due 2020	29264F AE6	$400,000,000	$393,065,000	98.3%
7¼% Senior Notes due 2022	29264F AJ5	$400,000,000	$398,145,000	99.5%

As of 5:00 P.M., New York City time, on November 27, 2013 (the “Expiration Date”), Endo received valid consents in respect of a majority in aggregate principal amount of each series of the outstanding Notes. Accordingly, Endo intends to enter into supplemental indentures, by and among Endo, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee, to each of the indentures governing the Notes, reflecting the Proposed Amendments. Subject to the terms and conditions set forth in the Statement, Endo will pay eligible holders who have validly delivered and not revoked consents on or prior to the Expiration Date, a cash payment equal to $2.50 per $1,000 aggregate principal amount of each series of Notes consented (the “Consent Fee”).

The Consent Fee will be payable subject to satisfaction or, where possible, waiver of, the Consent Conditions (as defined in the Statement), including the closing of the Transactions (as defined in the Statement). The Proposed Amendments will not become operative until immediately prior to the effective time of the Transactions and shall cease to be operative if the Transactions are not consummated or payment of the Consent Fee is not made.

Persons with questions regarding the consent solicitations should contact the solicitation agents, RBC Capital Markets at (877) 381-2099 (toll free) or (212) 618-7822 (collect) or Deutsche Bank Securities at (855) 287-1922 (toll free) or (212) 250-7527 (collect), or the information, tabulation and paying agent, D.F. King & Co., Inc. at (800) 735-3591 (toll free) or (212) 269-5550 (bankers and brokers).

This announcement is for information purposes only and is neither an offer to sell nor a solicitation of an offer to buy any security. This announcement is also not a solicitation of consents with respect to the Proposed Amendments or any securities. The solicitation of consents is not being made in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such solicitation under applicable state or foreign securities or “blue sky” laws.

About Endo

Endo Health Solutions Inc. is a U.S.-based specialty healthcare company with four distinct business segments that are focused on branded and generic pharmaceuticals, devices and services and provide quality products to its customers while improving the lives of patients. Through its operating companies - AMS, Endo Pharmaceuticals, HealthTronics and Qualitest - Endo is dedicated to finding solutions for the unmet needs of patients.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the following: Endo’s intention to solicit consents from the holders of the Notes to the Proposed Amendments. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. Because these statements reflect Endo’s current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption “Risk Factors” in Endo’s Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein or therein, could affect Endo’s future financial results and could cause Endo’s actual results to differ materially from those expressed in forward-looking statements contained in Endo’s Annual Report on Form 10-K. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause Endo’s actual results to differ materially from expected and historical results. Endo assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

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